
     <ARTICLE> 5
     <LEGEND>
     This schedule contains summary financial information extracted from the unaudited condensed financial statements of T. Rowe Price Realty Income
     Fund I,  A No-Load  Limited Partnership included  in the  accompanying Form
     10-K Report for the year ended September 30, 1996 and is qualified in its entirety by reference to such financial statements.
     </LEGEND>
     <CIK> 0000752743
     <NAME> T. ROWE PRICE REALTY INCOME FUND I, A NO-LOAD LIMITED PARTNERSHIP

     <PERIOD-TYPE>                   YEAR
     <FISCAL-YEAR-END>                          SEP-30-1996
     <PERIOD-START>                             OCT-01-1996
     <PERIOD-END>                               SEP-30-1996
     <CASH>                                       2,290,000
     <SECURITIES>                                         0
     <RECEIVABLES>                                  329,000
     <ALLOWANCES>                                   175,000
     <INVENTORY>                                          0
     <CURRENT-ASSETS>                                     0<F1>
     <PP&E>                                      45,312,000
     <DEPRECIATION>                               9,519,000
     <TOTAL-ASSETS>                              38,729,000
     <CURRENT-LIABILITIES>                                0<F1>
     <BONDS>                                              0
     <PREFERRED-MANDATORY>                                0
     <PREFERRED>                                          0
     <COMMON>                                             0
     <OTHER-SE>                                  37,814,000<F2>
     <TOTAL-LIABILITY-AND-EQUITY>                38,729,000
     <SALES>                                              0
     <TOTAL-REVENUES>                             6,171,000
     <CGS>                                                0
     <TOTAL-COSTS>                                8,774,000
     <OTHER-EXPENSES>                                     0
     <LOSS-PROVISION>                                     0
     <INTEREST-EXPENSE>                                   0
     <INCOME-PRETAX>                            (2,603,000)
     <INCOME-TAX>                                         0
     <INCOME-CONTINUING>                        (2,603,000)
     <DISCONTINUED>                                       0
     <EXTRAORDINARY>                                      0
     <CHANGES>                                            0
     <NET-INCOME>                               (2,603,000)
     <EPS-PRIMARY>                                        0<F3>
     <EPS-DILUTED>                                        0

     <F1>Not contained in registrant's unclassified balance sheet.
     <F2>Partners' capital.
     <F3>Not applicable.  Net income per limited partnership unit is ($25.85).